                                                                     EXHIBIT 3.3

                                B Y E - L A W S

                                       OF

                              TRENWICK GROUP LTD.

                (formerly Gowin Holdings International Limited)

I HEREBY CERTIFY that the within written Bye-Laws are a true copy of the Bye-Laws of

                              TRENWICK GROUP LTD.

approved by Written Resolution of the Shareholder adopted with effect as of 22nd March 2000 in place of those originally adopted on the 14th day of December 1999.

                                                  /s/ JEANINE WELLMAN
                                                        Secretary

                                  PREPARED BY
                        MESSRS APPLEBY SPURLING & KEMPE
                                  CEDAR HOUSE
                                41 CEDAR AVENUE
                               HAMILTON, BERMUDA
                                                                [Seal of Bermuda
                                                         Registrar of Companies]

                               TABLE OF CONTENTS

                                                                   PAGE
1.   Interpretation..............................................    1
     BOARD OF DIRECTORS..........................................    3
2.   Board of Directors..........................................    3
3.   Management of the Company...................................    3
     Power to appoint managing director or chief executive
4.   officer.....................................................    3
5.   Power to authorize specific actions.........................    3
6.   Power to appoint attorney...................................    3
7.   Power to appoint and dismiss employees......................    3
8.   Power to delegate to a committee............................    4
9.   Power to borrow and charge property.........................    4
10.  Election of Directors.......................................    4
11.  Nominations proposed by Members.............................    5
12.  Defects in appointment of Directors.........................    5
13.  Removal of Directors........................................    5
14.  Vacancies on the Board......................................    5
15.  Notice of meetings of the Board.............................    6
16.  Meetings of the Board.......................................    6
17.  Unanimous written resolutions...............................    7
18.  Contracts and disclosure of Directors' interests............    7
19.  Remuneration of Directors...................................    7
20.  Other interests of Directors................................    7
     OFFICERS....................................................    7
21.  Officers of the Company.....................................    7
22.  Duties of Officers..........................................    8
23.  Chairman of meetings........................................    8
24.  Register of Directors and Officers..........................    8
     MINUTES.....................................................    8
25.  Obligations of Board to keep minutes........................    8
     INDEMNITY...................................................    8
     Indemnification and exculpation of Directors and Officers of
26.  the Company.................................................    8
     MEETINGS....................................................   10
27.  Notice of annual general meeting............................   10
28.  Notice of special general meeting...........................   11
29.  Accidental omission of notice of general meeting............   11
30.  Meeting called on requisition of Members....................   11
31.  Short notice................................................   11
32.  Postponement of meetings....................................   11
33.  Quorum for general meeting..................................   11
34.  Adjournment of meetings.....................................   11
35.  Attendance at meetings......................................   12
36.  Written resolutions.........................................   12

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                   PAGE
37.  Attendance of Directors.....................................   12
38.  Voting at meetings..........................................   12
39.  Decision of chairman........................................   12
40.  Demand for a poll...........................................   12
41.  Seniority of joint holders voting...........................   13
42.  Instrument of proxy.........................................   13
43.  Representation of corporations at meetings..................   13
     SHARE CAPITAL AND SHARES....................................   13
44.  Rights of shares............................................   13
45.  Power to issue shares.......................................   14
46.  Repurchase of shares by Company or its assignee(s)..........   15
47.  Variation of rights and alteration of share capital.........   17
48.  Registered holder of shares.................................   17
49.  Death of a joint holder.....................................   17
50.  Share certificates..........................................   17
     REGISTER OF MEMBERS.........................................   18
51.  Contents of Register of Members.............................   18
52.  Inspection of Register of Members...........................   18
     CLOSING REGISTER OF MEMBERS OR SETTING RECORD DATE..........   18
53.  Closing Register of Members.................................   18
54.  Setting of record date......................................   18
     TRANSFER OF SHARES..........................................   19
55.  Instrument of transfer......................................   19
56.  Restrictions on transfer....................................   19
     TRANSMISSION OF SHARES......................................   19
57.  Representative of deceased Member...........................   19
58.  Registration on death or bankruptcy.........................   20
59.  Successors of Members.......................................   20
     DIVIDENDS AND OTHER DISTRIBUTIONS...........................   20
60.  Declaration of dividends by the Board.......................   20
61.  Other distributions.........................................   20
62.  Reserve fund................................................   20
63.  Deduction of amounts due to the Company.....................   21
64.  Unclaimed dividends.........................................   21
65.  Interest on dividend........................................   21
     CAPITALIZATION..............................................   21
66.  Capitalization..............................................   21
     ACCOUNTS AND FINANCIAL STATEMENTS...........................   21

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                   PAGE
67.  Record of account...........................................   21
68.  Financial year end..........................................   21
69.  Financial statements........................................   21
     AUDIT.......................................................   22
70.  Appointment of Auditor......................................   22
71.  Remuneration of Auditor.....................................   22
72.  Vacation of office of Auditor...............................   22
73.  Access to books of the Company..............................   22
74.  Report of the Auditor.......................................   22
     NOTICES.....................................................   22
75.  Notices to Members of the Company...........................   22
76.  Notices to joint Members....................................   22
77.  Service and delivery of notice..............................   23
     REGISTERED OFFICE...........................................   23
78.  Registered office...........................................   23
     SEAL OF THE COMPANY.........................................   23
79.  The seal....................................................   23
80.  Manner in which seal is to be affixed.......................   23
     WINDING-UP..................................................   23
81.  Determination to liquidate..................................   23
82.  Winding-up/distribution by liquidator.......................   23
     ALTERATION OF MEMORANDUM OF ASSOCIATION
     AND BYE-LAWS................................................   23
83.  Alteration of memorandum of association and byelaws.........   23
     SCHEDULE - FORM A...........................................   24
     SCHEDULE - FORM B...........................................   25
     SCHEDULE - FORM C...........................................   26

                                B Y E - L A W S

                                       OF

                              TRENWICK GROUP LTD.

1. Interpretation

(1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

     (a) "Act" means the Companies Act 1981 of Bermuda as amended from time to time;

     (b)  "Auditor" includes any individual or partnership;

     (c) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

     (d) "Code" means the United States Internal Revenue Code of 1986, as amended, or any United States federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement United States federal statute;

     (e) "Company" means the company for which these Bye-laws are approved and confirmed;

     (f)  "Common Shares" as defined in Bye-Law 44;

     (g)  "Controlled Shares" in reference to any person means:

        (i) all Common Shares directly, indirectly, or constructively owned by such person within the meaning of section 958 of the Code (the "Code Formula"); and

        (ii) all Common Shares directly, indirectly or constructively owned as a result of voting power held or shared by any person or "group" of persons within the meaning of section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder (the "13(d) Formula").

         For the purposes of the application of the 13(d) Formula, "person" means any individual, firm, partnership, company, association or other entity or any "group" of persons with respect to the exercise of voting power within the meaning of section 13(d)(3) of Exchange Act and the rules and regulations thereunder.

     (h)  "Director" means a director of the Company;

     (i) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any United States federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement United States federal statute;

     (j) "Fair Market Value" means, with respect to a repurchase of any shares of the Company in accordance with these Bye-laws, (i) if such shares are listed on a securities exchange, the average closing sale price of such shares on such exchange, or, if such shares are listed on more than one exchange, the average closing sale price of the shares on the principal securities exchange on which such shares are then traded, or, if such shares are not then listed on a securities exchange but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such shares is sent pursuant to these Bye-laws or (ii) if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by one independent nationally recognized investment banking firm chosen by the Company and reasonably satisfactory to the Member whose shares are to be so repurchased by the Company. The calculation of the Fair Market Value of the shares made by such appointed investment banking firm (i) shall not include any discount relating to the absence of a public trading market for, or any transfer restrictions on, such shares, and (ii) such calculation shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be;

     (k) "Member" means the person registered in the Register of Members as the holder of shares and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

     (l) "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

     (m) "Officer" means any person appointed by the Board to hold an office in the Company;

     (n) "person" means an individual, a trust, estate, partnership, association, company, corporation or other legal entity;

     (o) "Register of Directors and Officers" means the Register of Directors and Officers referred to in Bye-law 25;

     (p) "Register of Members" means the Register of Members referred to in Bye-law 52;

     (q) "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

     (r) "Securities Act" means the United States Securities Act of 1933, as amended, or any United States federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement United States federal statute;

     (s) "United States" shall the United States of America and dependent territories or any part thereof;

     (t) "U.S. Person", except as otherwise indicated, means an individual who is a citizen or resident of the United States, a corporation or partnership created or organized under the laws of the United States or any state thereof, or an estate or trust, all of the income of which is includable in gross income for United States federal income tax purposes, regardless of its source.

(2) In these Bye-laws, where not inconsistent with the context:

     (a) words denoting the plural number include the singular number and vice versa;

     (b)  words denoting the masculine gender include the feminine gender;

     (c)  the word:

        (i)  "may" shall be construed as permissive;

        (ii)  "shall" shall be construed as imperative; and

        (iii) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

     (3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.

     (4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                               BOARD OF DIRECTORS

 2.  Board of Directors

     The business of the Company shall be managed and conducted by the Board.

 3.  Management of the Company

     In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such regulations as may be prescribed by the Company in general meeting.

     No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

     The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

     The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to
     Section 132G of the Act.

 4.  Power to appoint managing director or chief executive officer

     The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

 5.  Power to authorize specific actions

     The Board may from time to time and at any time authorize any Director, Officer or other person to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

 6.  Power to appoint attorney

     The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorized under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

 7.  Power to appoint and dismiss employees

     The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

 8.  Power to delegate to a committee

     The Board may appoint one or more Board committees and may delegate any of its powers to any such committee. Without limiting the foregoing, such committees may include:

     (a) an Executive Committee which shall have the power of the Board between meetings of the Board;

     (b) an Underwriting and Actuarial Committee, which shall, among other things, advise the Board with respect to underwriting policies for the Company, review underwriting decisions made by the Company, monitor any appointed underwriting services provider, advise the Board with respect to actuarial and pricing services, review actuarial decisions and monitor any provider of actuarial services;

     (c) an Investment Committee, which shall, among other things, review and monitor the Company's financial affairs and the conformity of the Company's financial and investment activities with the business strategy for the Company established by the Board;

     (d) an Audit Committee, which shall, among other things, advise the Board with respect to the Company's financial reporting responsibilities and related matters;

     (e) a Nominating Committee, which shall, among other things, propose to the Members or to continuing Directors, before any election of Directors by Members or the filling of any vacancy by the Board, a slate of director candidates equal in number to the vacancies to be filled. The Nominating Committee shall have neither more nor less than three members; and

     (f) a Compensation Committee, which shall, among other things, advise the Board with respect to compensation of Officers.

         All Board committees shall conform to such directions as the Board shall impose on them, provided that each member shall have one (1) vote, and each committee shall have the right as it deems appropriate to retain outside experts. Each committee may adopt rules for the conduct of its affairs, including rules governing the adoption of resolutions by unanimous written consent, and the place, time, and notice of meetings, as shall be advisable and as shall not be inconsistent with these Bye-laws or with any applicable resolution adopted by the Board. Each committee shall cause minutes to be made of all meetings of such committee and of the attendance thereat and shall cause such minutes and copies of resolutions adopted by unanimous consent to be promptly inscribed or incorporated by the Secretary in the minute book.

 9.  Power to borrow and charge property

     The Board may exercise all the powers of the Company to borrow money, to assume, guarantee or otherwise become directly or indirectly liable for indebtedness for borrowed money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

10.  Election of Directors

     The number of Directors constituting the Board shall be not less than two
     (2) nor more than twenty (20), the exact number to be determined from time to time by resolution adopted by the affirmative vote of more than fifty percent (50%) of the Directors then in office; provided, however, that if no such resolution shall be in effect the number of Directors shall be twenty (20). The Board shall be divided into three classes, with the term of the office of one class expiring each year. Each class shall consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board. Upon the adoption of this Bye-law, Class I Directors shall be those Directors elected to hold office for a term expiring at the next annual general meeting; Class II Directors shall be those Directors elected to hold office for a term expiring at the next annual general meeting in the year after the Class I Directors' terms expire; and Class III Directors shall be those Directors elected to hold office for a term expiring at the next annual general meeting in the year after the Class II Directors' terms expire. At each annual general meeting of Members, successors to Directors whose terms expire at that annual general meeting shall be of the same class as the Directors they succeed and shall be elected to hold office for a full three (3) year term. If the number of Directors is altered by resolution of the Board pursuant to this Bye-law, such resolution shall apportion any increase or decrease among the classes so as to maintain the number of Directors in each class as equal as possible, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director.

     Notwithstanding any other provision of this Bye-law [10], no person shall be elected as a Director, other than persons nominated by the Board or a committee thereof, unless advance notice of the nomination of such person shall have been given to the Company in the manner provided in Bye-law 11.

11.  Nominations proposed by Members

     If a Member desires to nominate one or more persons for election as Directors at any general meeting duly called for the election of Directors, written notice of such Member's intent to make such a nomination must be received by the Secretary at the registered office of the Company not less than 60 days nor more than 120 days before such general meeting. Such notice shall set forth (i) the name and address, as it appears in the Register of Members, of the Member who intends to make such nomination;
     (ii) a representation that the Member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination; (iii) the class and number of shares of the Company which are held by the Member; (iv) the name and address of each person to be nominated; (v) a description of all arrangements or understandings between the Member and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the Member; (vi) such other information regarding any such nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act, whether or not the Company is then subject to such Regulation; and (vii) the consent of any such nominee to serve as a Director, if so elected. The Chairman of such general meeting shall, if the facts warrant, refuse to acknowledge a nomination that is not made in compliance with the procedure specified in this Bye-law 11, and any such nomination not properly brought before the meeting shall not be considered.

12.  Defects in appointment of Directors

     All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

13.  Removal of Directors

     Subject to any provisions to the contrary in these Bye-laws, the Members, at an annual general meeting or a special general meeting called for that purpose, may remove any Director or the entire Board, provided that (i) the notice of any such meeting shall contain a statement of the intention so to do and be served on such Director not less than fourteen (14) days before the meeting and (ii) at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

14.  Vacancies on the Board

     The Board shall have the power from time to time and at any time, by the affirmative vote of more than fifty percent (50%) of the Directors then in office, to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director or, to the extent authorized by these Bye-laws, to fill a vacancy on the Board occurring as a result of the removal of a Director by the Members pursuant to these Bye-laws. A Director so appointed shall hold office until the next annual general meeting or until such Director's successor is elected or appointed or such Director's office is otherwise vacated.

     The Board may act notwithstanding any vacancy in its number but, if and for so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act only for the purpose of
     (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

     The office of Director shall be vacated if the Director:

     (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

     (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

     (c) is or becomes of unsound mind or dies; or

     (d) resigns his or her office by notice in writing to the Company.

15.  Notice of meetings of the Board

     The Chairman or Deputy Chairman, or any two (2) Directors may, and the Secretary on the requisition of the Chairman, Deputy Chairman, or any two
     (2) Directors shall, at any time summon a meeting of the Board by not less than five (5) days' notice in writing to each Director.

     Notice of a meeting of the Board shall specify the general nature of the business to be considered at such meeting and shall be deemed to be duly given to a Director if it is given to such Director in person or otherwise communicated or sent to such Director by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form at such Director's address in the Register of Directors and Officers or to such other address given by such Director to the Company for this purpose, in each case, not less than five (5) days' prior to the meeting to which such notice relates. If such notice is sent by next-day courier, cable, telex, telecopier or facsimile it shall be deemed to have been given the day following sending and, if by registered mail, five days following the sending.

     A Board meeting shall, notwithstanding that it is called by shorter notice than that specified in this Bye-law, be deemed to have been properly called if it is so agreed in writing by all the Directors, whether present or not at the meeting.

     Meetings of the Directors may be held within or outside of Bermuda.

16.  Meetings of the Board

     (a) The Board shall hold regular quarterly meetings although it may specially meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. The quorum necessary for the transaction of business may be fixed by the affirmative vote of more than fifty percent (50%) of the Directors then in office and unless so fixed shall be the lesser of six (6) or fifty percent (50%) of the Directors then in office.

     (b) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     (c) The Directors shall elect one of their number to be Chairman of the Board and another to be Deputy Chairman of the Board.

     (d) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative vote of more than fifty percent (50%) of the votes of the Directors present at a duly constituted meeting at which a quorum is present and acting throughout unless otherwise provided by these Bye-laws or by Bermuda law.

17.  Unanimous written resolutions

     A resolution in writing signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted. Such resolution shall be deemed to be adopted at the place where, and at the time when, the last signature of a Director is affixed thereto.

18.  Contracts and disclosure of Directors' interests

     Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorize a Director or Director's firm, partner or such company to act as Auditor of the Company.

     A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

     Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or arrangement or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

19.  Remuneration of Directors

     The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors shall be reimbursed for all travel, hotel and other expenses which are reasonable and properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

     A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period on such terms as to remuneration and otherwise as the Directors may determine.

20.  Other interests of Directors

     A Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company. The Directors may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as the Board thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

                                    OFFICERS

21.  Officers of the Company

     The Officers, who shall be appointed by the Board, shall consist of a Chairman, President, one or more Deputy Chairmen, one or more Vice Presidents, a Treasurer, a Secretary and such other Officers as the Board may from time to time determine to be necessary or advisable in the conduct of the affairs of the Company. The same person may hold two (2) or more offices in the Company, except no person may hold the offices of President and Secretary, Chairman and Deputy Chairman or President and Vice-President at the same time. The Deputy Chairman shall not by virtue of such office have any executive authority on behalf of the Company. The Officers shall receive such remuneration as the Board may from time to time determine.

22.  Duties of Officers

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

23.  Chairman of meetings

     Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman shall act as chairman at all meetings of the Members and of the Board at which such person is present. In his absence a Deputy Chairman, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

24.  Register of Directors and Officers

     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

     The Register of Directors and Officers shall be open to inspection by Members and other entitled persons at the office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two (2) hours in each business day is allowed for inspection.

                                    MINUTES

25.  Obligations of Board to keep minutes

     The Board shall cause minutes to be duly entered in books provided for the purpose:

     (a) of all elections and appointments of Officers;

     (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

     (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

                                   INDEMNITY

26.  Indemnification and exculpation of Directors and Officers of the Company

     (a) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Company) by reason of the fact that he is or was a Director, Officer or advisory committee member, or is or was serving at the request of the Company as a director or officer of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, reasonable professional fees, expert witness fees and attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for fraud or dishonesty in the performance of his duty to the Company. The termination of any action, suit or proceeding by judgment, order, settlement, -conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by or in the right of the Company to procure a judgment in its favour by reason of the fact that he is or was a Director, Officer or advisory committee member, or is or was serving at the request of the Company as a director or officer of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, reasonable professional fees, expert witness fees and attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for fraud or dishonesty in the performance of his duty to the Company unless and only to the extent that the court in which such action, suit or proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     (c) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by or in the right of the Company to procure a judgment in its favour by reason of the fact that he is or was a Director, Officer or advisory committee member, or is or was serving at the request of the Company as a director or officer of another company, corporation, partnership, joint venture, trust or other enterprise, against judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, but only to the extent that a court determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

     (d) The purpose of this Bye-law as a whole is to provide the broadest indemnity allowable at law, and to the extent any indemnification hereunder is prohibited, unenforceable or not authorized under applicable law, it is the intent of this Bye-law that such indemnification be interpreted as broadly as possible without invalidating the remaining provisions hereof. Specifically, to the extent prohibited by Bermuda law, these Bye-laws shall not result in indemnification of any person to the extent he engaged in fraud or dishonesty.

     (e) If any person has been successful on the merits or otherwise in defense of any action, suit or proceeding for which he is entitled to indemnification pursuant to Bye-law 26(a), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (f) Any indemnification under Bye-law 26(a), unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in Bye-law 26(a). Such determination shall be made (1) by the Board by a majority vote of Directors who were not parties to such action, suit or proceeding, or (2) if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the Members. If any person is entitled to indemnification under Bye-law 26(a) for a portion of the expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with an action, suit or proceeding, the Company shall indemnify such person only as to the portion to which he is entitled.

     (g) Expenses (including attorneys' fees) actually and reasonably incurred by any person in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof referred to in Bye-law 26(a) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company as authorized in these Bye-Laws or otherwise pursuant to applicable law; provided, however, that if it is determined by either (1) a majority vote of Directors who were not parties to such action, suit or proceeding, or (2) if a majority of the disinterested directors so directs, by independent legal counsel in a written opinion, that there is no reasonable basis to believe that such person is entitled to be indemnified by the Company as authorized in these Bye-Laws or otherwise pursuant to applicable law, then no expense shall be advanced in accordance with this Bye-law 26(d).

     (h) The indemnification and advancement of expenses provided in these Bye-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may now or hereafter be entitled under any statute, agreement, vote of Members or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     (i) The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer or advisory committee member, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of these Bye-Laws or under law.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to hold the position for which he is entitled to be indemnified or advanced expenses and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) In order to induce persons to serve as Directors, Officers or advisory committee members, or at the request of the Company as directors or officers of another company, corporation, partnership, joint venture, trust or other enterprise, each Member waives any claim or right of action it might have, whether individually or by or in the right of the Company, against any such person on account of any action taken by such person, or the failure of such person to take any action, in the performance of his duties with or for the Company or such other company, corporation, partnership, joint venture, trust or other enterprise; provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such person or to recover any gain, personal profit or advantage to which such person is not legally entitled.

                                    MEETINGS

27.  Notice of annual general meeting

     The annual general meeting of the Company shall be held at such time and place as the Chairman or any two (2) Directors or any Director and the Secretary or the Board shall appoint. No annual general meeting shall take place in the United States. Written notice of such meeting stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting shall be given to each Member not less than five (5) days before the date of such meeting.

28.  Notice of special general meeting

     The Chairman or any two (2) Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary. No special general meeting shall take place in the United States. Written notice of such meeting stating the date, place and the time at which the meeting is to be held and the general nature of the business to be considered at the meeting shall be given to each Member not less than five (5) days before the date of such meeting.

29.  Accidental omission of notice of general meeting

     The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

30.  Meeting called on requisition of Members

     Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of section 74 of the Act shall apply.

31.  Short notice

     A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) of the total issued and outstanding Common Shares.

32.  Postponement of meetings

     The Board may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

33.  Quorum for general meeting

     At any general meeting of the Company, two (2) or more persons present in person and representing in person or by proxy in excess of fifty percent (50%) of the total issued and outstanding Common Shares throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one (1) Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one (1) week later, at the same time and place or to such other day, time or place as the Board may determine.

34.  Adjournment of meetings

     The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

35.  Attendance at meetings

     Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

36.  Written resolutions

     (a) A resolution in writing signed by all Members, which may be in counterparts, shall be as valid as if it had been passed by a General Meeting duly called and constituted, such resolution to be effective on the date on which the last Member signs the resolution.

     (b) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of sections 81 and 82 of the Act.

     (c) This Bye-law shall not apply to (i) a resolution passed pursuant to section 89(5) of the Act or (ii) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws or Section 93 of the Act.

37.  Attendance of Directors

     The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

38.  Voting at meetings

     Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative vote of more than fifty percent (50%) of the votes cast in accordance with the provisions of these Bye-laws.

39.  Decision of chairman

     At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

40.  Demand for a poll

     (a) Notwithstanding the provisions of the immediately preceding Bye-law, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members, a poll may be demanded by any of the following persons:

          (1) the chairman of such meeting;

          (2) at least three (3) Members present in person or represented by proxy;

          (3) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting power of all the Members having the right to vote at such meeting; or

          (4) any Member or Members present in person or represented by proxy holding Common Shares for which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all Common Shares.

     (b) Where, in accordance with the provisions of subparagraph (a) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person or by proxy at such meeting shall have one (1) vote for each Common Share of which such person is the holder or for which such person holds a proxy and such votes shall be counted in the manner set out in subparagraph (d) of this Bye-law or in the case of a general meeting at which one (1) or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter.

     (c) A poll demanded in accordance with the provisions of subparagraph (a) of this Bye-law, for the purpose of electing a chairman or on a question of adjournment, shall be taken forthwith, and a poll demanded on any other question shall be taken in such manner and at such time at such meeting as the chairman may direct, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     (d) Where a vote is taken by poll, each Member present in person or by proxy and entitled to vote shall be furnished with a ballot on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two (2) Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

41.  Seniority of joint holders voting

     In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

42.  Instrument of proxy

     The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto, under the hand of the appointor or of the appointor's attorney duly authorized in writing, or if the appointor is a corporation, either under its seal or under the hand of a duly authorized officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

43.  Representation of corporations at meetings

     A corporation which is a Member may, by written instrument, authorize such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

                            SHARE CAPITAL AND SHARES

44.  Rights of shares

     (a) The share capital of the Company shall be US$15,000,000 divided into two (2) classes of shares consisting of 150,000,000 shares of par value U.S.$0.10 divided into (i) common shares (the "Common Shares") and (ii) preferred shares (the "Preferred Shares").

     (b) Subject to the provisions of these Bye-laws, the holders of Common Shares shall:

          (1)  be entitled to one (1) vote per Common Share;

           (2) be entitled to such dividends as the Board may from time to time declare;

           (3) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

           (4) generally be entitled to enjoy all of the rights attaching to shares.

     (c) The Board is authorized, subject to limitations prescribed by law, to issue the Preferred Shares in series, to establish from time to time the number of Preferred Shares to be included in each such series, and to fix the designation, powers, preferences and rights of the Preferred Shares of each such series and the qualifications, limitations or restrictions thereof. The terms of any series of Preferred Shares shall be set forth in a Certificate of Designation in the minutes of the Company.

          The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

           (1) The number of Preferred Shares constituting that series and the distinctive designation of that series;

           (2) The rate of dividend, and whether (and if so, on what terms and conditions) dividends shall be cumulative (and, if so, whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the dividends payable on any other class or classes of shares or any other series of the Preferred Shares;

           (3) Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

           (4) Whether the Preferred Shares may be redeemed and, if so, the terms and conditions on which they may be redeemed (including, without limitation, the dates upon or after which they may be redeemed and the price or prices at which they may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

           (5) Whether the Preferred Shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

           (6) The amounts, if any, payable upon the Preferred Shares in the event of voluntary liquidation, dissolution or winding up of the Company in preference of shares of any other class or series and whether the Preferred Shares shall be entitled to participate generally in distributions on the Common Shares under such circumstances;

           (7) The amounts, if any, payable upon the Preferred Shares in the event of involuntary liquidation, dissolution or winding up of the Company in preference of shares of any other class or series and whether the Preferred Shares shall be entitled to participate generally in distributions on the Common Shares under such circumstances;

           (8) Sinking fund provisions, if any, for the redemption or purchase of the Preferred Shares (the term "sinking fund" being understood to include any similar fund, however designated); and

           (9) Any other relative rights, preferences, limitations and powers of that series.

45.  Power to issue shares

     (a) Subject to the provisions of these Bye-laws, the unissued shares of the Company (whether forming part of the original share capital or any increased share capital) shall be at the disposal of the

          Board, which may issue, offer, allot, exchange or otherwise dispose of shares, or options, warrants or other rights to purchase shares or securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issuance of shares or options or rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine (including, without limitation, such preferred or other special rights or restrictions with respect to dividend, voting, liquidation or other rights of the shares as may be determined by the Board).

     (b) The Board shall, in connection with the issue of any share, have the power to pay such commissions and brokerage fees and charges as may be permitted by law.

     (c) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares, but nothing in this Bye-law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

46.  Repurchase of shares by Company or its assignee(s)

     (a) Exercise of power to repurchase shares of the Company

         The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Sections 42 and 42A of the Act.

      (b) Over-the-Threshold Common Shareholders

          Every Member of record present in person or by proxy shall have one vote for each Common Share registered in such Member's name in the Register, PROVIDED that, if and so long as the Controlled Shares of any person would, upon giving effect to the principle that holders of Common Shares shall have one vote for each Common Share so registered, confer upon any such person ten percent (10%) or more of the votes that may be cast by all holders of Common Shares of the Company (any such person being referred to as an "Over-the-Threshold Common Shareholder"), each issued share comprised in such Controlled Shares shall confer only a fraction of a vote according to the following formula (the "Cut-back Formula"):

               [(D divided by 10)-1] divided by B

          Where:
          1. "A" is equal to the number of outstanding Common Shares.
          2. "B" is equal to the number of Controlled Shares of such person.
          3. "C" is equal to [(A divided by 10)-1] divided by A.
          4. "D" is equal to (A minus B) divided by (1.00 minus C).

          If there is more than one person who is an "Over-the-Threshold Common Shareholder", the Cut-back Formula shall be applied to each such person, taking into consideration any reduction in the voting rights of any other person or persons under the Cut-back Formula. If the application of the Cut-back Formula results in any person becoming an "Over-the-Threshold Common Shareholder, then the Cut-back Formula shall be applied again, and repeated, until no "Over-the-Threshold Common Shareholder" remains with Controlled Shares with ten percent (10%) or more of the votes that may be cast by all holders of Common Shares of the Company after application of the Cut-back Formula. The Board shall have the power and authority to make all determinations that may be required to effectuate the provisions of this Bye-law 46(b), including any required determination of the number of Common Shares that may be deemed to be held by any person, and such determinations shall be conclusive. All record and beneficial owners of Common Shares shall be deemed to have agreed, by virtue of their ownership thereof, to provide to the Board, at such times and in such detail as the Board may reasonably request, any information that the Board may require to make such determinations.

      (c) Unilateral repurchase right

          Subject to Section 42A of the Act, if the Board in its absolute and unfettered discretion, on behalf of the Company, determines that share ownership by any Member (with or without the application of bye-law 46(b)) may result in adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any of the Members, the Company will have the option, but not the obligation, to repurchase all or part of the shares held by such Member to the extent the Board, in the reasonable exercise of its discretion, determines it is necessary to avoid or cure such adverse consequences for immediately available funds in an amount equal to the Fair Market Value of such shares on the date the Company sends the Repurchase Notice (the "Repurchase Price"); provided that the Board will use its best efforts to exercise this option equally among similarly situated Members (to the extent possible under the circumstances). Such right to repurchase shall not be limited to repurchases from an Over-the-Threshold Common Shareholder nor to the number of shares held by any Over-the-Threshold Common Shareholder sufficient to reduce its shareholdings to the maximum number of shares such that it will no longer be considered an Over-the-Threshold Common Shareholder. In that event, the Company will also be entitled to assign its repurchase right to a third party or parties including the other Members, with the consent of such assignee. Each Member shall be bound by the determination by the Company to repurchase or assign its right to repurchase such Member's shares and, if so required by the Company, shall sell the number of shares that the Company requires it to sell.

          In the event that the Company or its assignee(s) determines to repurchase any such shares, the Company shall provide each Member concerned with written notice of such determination ("Repurchase Notice") at least seven (7) calendar days prior to such repurchase or such shorter period as each such Member may authorize, specifying the date on which any such shares are to be repurchased and the Repurchase Price. The Company may revoke the Repurchase Notice at any time before it (or its assignee) pays for the shares. Neither the Company nor its assignee(s) shall be obliged to give general notice to the Members of any intention to purchase or the conclusion of any purchase of shares. Payment of the Repurchase Price by the Company or its assignee(s) shall be by wire transfer and made at a closing to be held no less than seven (7) calendar days after receipt of the Repurchase Notice by the Member.

     (d) Unilateral repurchase right in the event of involuntary transfer

         If a Member shall be involuntarily dissolved or liquidated or shall have entered in respect of it an order for relief under the United States Bankruptcy Code (or any similar law of any applicable jurisdiction) or shall otherwise be required to transfer involuntarily any or all of its shares pursuant to a court order, foreclosure, tax lien, government seizure, death or otherwise, and, in any such case as a result thereof, any or all of such Member's shares (the "Involuntary Transfer Shares") shall be actually or purportedly transferred or otherwise disposed of (the "Involuntary Transfer"), such Member, or its legal representative or successor, shall promptly give notice to the Company of such transfer and the Company will have the option, but not the obligation, to repurchase all or part of the Involuntary Transfer Shares held by such Member for immediately available funds in an amount equal to the Fair Market Value of such shares. In that event, the Company will also be entitled to assign its repurchase right to a third party or parties including the other Members, with the consent of such assignee. Each Member shall be bound by the determination by the Company to repurchase or assign its right to repurchase the Involuntary Transfer Shares and, if so required by the Company, shall sell the number of Involuntary Transfer Shares that the Board requires it to sell.

         In the event that the Company or its assignee(s) determines to repurchase any Involuntary Transfer Shares, the Company or its assignee(s) shall provide each Member concerned with written notice at least thirty (30) calendar days prior to such repurchase or such shorter period as each such Member may authorize, specifying the date on which any such Involuntary Transfer Shares are to be repurchased and the Repurchase Price. Neither the Company nor its assignee(s) shall be obliged to give general notice to the Members of any intention to purchase or the conclusion of any purchase of the Involuntary Transfer Shares. Payment of the Fair Market Value of the Involuntary Transfer Shares by the Company or its assignee(s) shall be by wire transfer and made at a closing to be held no later than the later to occur of (i) thirty (30) calendar days after the date the Repurchase Notice is sent to the Member or (ii) fifteen (15) calendar days after the date that the final governmental approval or consent to the consummation of the purchase, if required, is obtained.

47.  Variation of rights and alteration of share capital

     (a) If the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of not less than seventy-five percent (75%) of the issued and outstanding shares of that class, or with the sanction of a resolution passed by the holders of not less than seventy-five percent (75%) of the issued and outstanding shares of that class at a separate general meeting of the holders of the shares of the class held in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

     (b) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act, provided, however, that any resolution of the Members to alter or reduce its share capital shall be by the affirmative vote of Members representing not less than seventy five percent (75%) of the votes conferred by the issued and outstanding Common Shares entitled to vote. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limitation, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

48.  Registered holder of shares

     (a) Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognized by the Company as holding any share unless such person is the registered holder, and the Company shall not be bound by or required in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

     (b) Any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two (2) or more persons are registered as joint holders of any shares, any one (1) can give an effectual receipt for any dividend paid in respect of such shares.

49.  Death of a joint holder

     Where two (2) or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

50.  Share certificates

     (a) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     (b) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

     (c) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

                              REGISTER OF MEMBERS

51.  Contents of Register of Members

     The Board shall cause to be kept in one (1) or more books a Register of Members and shall enter therein the following particulars:

     (a) the name and address of each Member, the number and the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

     (b) the date on which each person was entered in the Register of Members;

     (c) the date on which any person ceased to be a Member for one (1) year after such person so ceased; and

     (d) the country where such Member is resident.

52.  Inspection of Register of Members

     The Register of Members shall be open to inspection by Members or other entitled persons at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two (2) hours in each business day is allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty (30) days in each year.

               CLOSING REGISTER OF MEMBERS OR SETTING RECORD DATE

53.  Closing Register of Members

     For the purpose of determining Members who are holders of shares entitled to notice of or to vote at any general meeting of Members or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case thirty (30) days. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a general meeting of Members, such Register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

54.  Setting of record date

     In lieu of or apart from closing the Register of Members, the Directors may fix any date as the record date for:

     (a)  determining the Members entitled to receive any dividend; and

     (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

                               TRANSFER OF SHARES

55.  Instrument of transfer

     (a) Subject to the Act and to such of the restrictions contained in these Bye-laws or elsewhere as may be applicable, any Member may transfer all or any of his shares by an instrument of transfer as specified herein.

     (b) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "B" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     (c) The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect to the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

56.  Restrictions on transfer

     (a) Any transfer of shares (or any interest therein) that results in a Member becoming an Over-the-Threshold Common Shareholder without the approval of more than 50% of the Directors then in office shall not be registered in the share register of the Company and shall be void and of no effect.

     (b) Any transfer of shares (or any interest therein) that results in a Member (other than a Member which is a registered "Investment Company" under the United States Investment Company Act of 1940, as amended) directly, indirectly or beneficially owning (within the meaning of Section 13(d) of the Exchange Act) more than 5% of the outstanding capital stock of the Company without the approval of more than 50% of the Directors then in office shall not be registered in the share register of the Company and shall be void and of no effect.

     (c) Without limiting the foregoing, the Board shall decline to approve or register a transfer of shares unless all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

     (d) If the Board declines to approve or register a transfer, it shall, within ten (10) days after the date on which the Company received notice of the transfer, send to the transferor and transferee notice of such refusal.

     (e) The restrictions on transfer authorized by this Bye-law shall not be imposed in any circumstances in a way that would interfere with the settlement of trades or transactions entered into through the facilities of the New York Stock Exchange, Inc.; provided, however, that the Company may decline to register transfers in accordance with these Bye-laws and resolutions of the Board after a settlement has taken place.

                             TRANSMISSION OF SHARES

57.  Representative of deceased Member

     In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Subject to the provisions of
     Section 52 of the Act, for the purpose of this Bye-law, "legal personal representative" means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

58.  Registration on death or bankruptcy

     Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "C" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor and such other information as the Board shall deem necessary or appropriate, and the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

     If the person so becoming entitled shall elect to be registered as a holder, such person shall deliver or send to the Company a notice in writing signed by such person stating that it so elects.

59.  Successors of Members

     A person becoming entitled to a share by reason of the death or bankruptcy of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a holder in respect of the share, be entitled in respect of it to exercise any right conferred by virtue of being a holder in relation to meetings of the Company, provided, however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

                       DIVIDENDS AND OTHER DISTRIBUTIONS

60.  Declaration of dividends by the Board

     Subject to any rights or restrictions at the time lawfully attached to any class of shares and subject to the provisions of these Bye-laws, the Board may, in accordance with Section 54 of the Act, by the affirmative vote of more than fifty percent (50%) of the votes of the Directors then in office, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

61.  Other distributions

     The Board may, by the affirmative vote of more than fifty percent (50%) of the votes of the Directors then in office, declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

62.  Reserve fund

     The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

63.  Deduction of amounts due to the Company

     The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company.

64.  Unclaimed dividends

     Any dividend unclaimed for a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

65.  Interest on dividend

     No dividend or distribution shall bear interest against the Company.

                                 CAPITALIZATION

66.  Capitalization

     The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid shares pro rata to the Members.

     The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                       ACCOUNTS AND FINANCIAL STATEMENTS

67.  Record of account

     The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

     (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

     (b) all sales and purchases of goods by the Company; and

     (c) the assets and liabilities of the Company.

         Such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

68.  Financial year end

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be December 31 in each year.

69.  Financial statements

     Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

                                     AUDIT

70.  Appointment of Auditor

     Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

71.  Remuneration of Auditor

     The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

72.  Vacation of office of Auditor

     If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board may fill the vacancy thereby created.

73.  Access to books of the Company

     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

74.  Report of the Auditor

     (a) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

     (b) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

     (c) The generally accepted auditing standards referred to in subparagraph
         (b) of this Bye-law may be those of a country or jurisdiction other than Bermuda or which have been appointed pursuant to section 90 of the Act. If so, the financial statements and the report of the Auditor must disclose this fact and identify the generally accepted auditing standards used.

                                    NOTICES

75.  Notices to Members of the Company

     A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form. If such notice is sent by next-day courier it shall be deemed to have been given the day following sending and, if by registered mail, five days following the sending.

76.  Notices to joint Members

     Any notice required to be given to a Member shall, with respect to any shares held jointly by two (2) or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

77.  Service and delivery of notice

     Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

                               REGISTERED OFFICE

78. The registered office of the Company shall be at such address as the Board may fix from time to time by resolution.

                              SEAL OF THE COMPANY

79.  The seal

     The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

80.  Manner in which seal is to be affixed

     The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, or Officer, may affix the seal of the Company attested by such Director or Officer's signature only to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director or Officer. Any such signature may be printed or affixed by mechanical means on any share certificate, debenture stock certificate or other security certificate.

                                   WINDING-UP

81.  Determination to liquidate

     The Company shall be wound up voluntarily by resolution of the Members.

82.  Winding-up/distribution by liquidator

     If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide among the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                    ALTERATION OF MEMORANDUM OF ASSOCIATION
                                  AND BYE-LAWS

83.  Alteration of Memorandum of Association and Bye-Laws

     Except as required by the Act, neither the Memorandum of Association of the Company nor any Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Directors and confirmed by a resolution of the Members.

                                SCHEDULE-FORM A

                              TRENWICK GROUP LTD.

                                     PROXY

of                the holder of                share(s) in the above-named
Company hereby appoint ____________ or failing him/her____________or failing him/her ____________ as my proxy to vote on my behalf at the General Meeting of
the Company to be held on the   day of                , 20 , and at any
adjournment thereof.

Dated this                day of                , 20

Signed by the above-named

____________________________________

____________________________________
Witness

                                SCHEDULE-FORM B

                         TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED __________________ [amount] ________________________
[transferor] hereby sell(s), assign(s) and transfer(s) unto
________________________ [transferee] of ________________________ [address] with residence in [country], [number of shares] shares of TRENWICK GROUP LTD.

Dated __________________

                                          ________________________
                                          (Transferor)

In the presence of:

________________________
(Witness)

                                          ________________________
                                          (Transferee)

In the presence of:

________________________
(Witness)

                                SCHEDULE-FORM C

                              TRANSFER BY A PERSON
                     BECOMING ENTITLED ON DEATH OF A MEMBER

I/We having become entitled in consequence of the death of [name of the deceased Member] to [number] share(s) numbered [number in figures] standing in the register of members of TRENWICK GROUP LTD. in the name of the said [name of deceased Member] instead of being registered myself/ourselves request to have [name of transferee] (the "Transferee") registered as a transferee of such share(s), and I/we do hereby accordingly transfer the said share(s), to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this __ day of ____________, 20__

Signed by the above-named                 )
[person or persons entitled]              )
in the presence of:                       )

Signed by the above-named                 )
[transferee]                              )
in the presence of:                       )